Exhibit 4.13

Dated --28 July 2022

SEA GLORIUS SHIPPING CO.
as Borrower

and

UNITED MARITIME CORPORATION
as Guarantor

and

KROLL AGENCY SERVICES LIMITED
as Facility Agent

and

KROLL TRUSTEE SERVICES LIMITED
as Security Agent

AMENDMENT AND RESTATEMENT AGREEMENT

relating to a facility agreement dated 15 July 2020 (as amended and supplemented by a deed of release, accession and amendment dated 1 July 2022)
in respect of the refinancing of certain existing indebtedness secured on m.v. "GLORIUSHIP"

Index

Clause		Page

1	Definitions and Interpretation	3
2	Conditions Precedent	5
3	Representations	6
4	Amendment and Restatement of Facility Agreement and other Finance Documents	6
5	Further Assurance	8
6	Fees	8
7	Costs and Expenses	8
8	Notices	9
9	Counterparts	9
10	Governing Law	9
11	Enforcement	9

Schedules

Schedule 1 Conditions Precedent	11

Execution

Execution Pages	13

Appendices

Appendix  Form of Amended and Restated Facility Agreement

THIS AGREEMENT is made on 28 July 2022

PARTIES

(1)
SEA GLORIUS SHIPPING CO., a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as borrower (the "Borrower")

(2)
UNITED MARITIME CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960, Majuro, Marshall Islands as guarantor (the "Guarantor")

(3)	KROLL AGENCY SERVICES LIMITED (previously known as Lucid Agency Services Limited) as agent of the other Finance Parties (the "Facility Agent")

(4)	KROLL TRUSTEE SERVICES LIMITED (previously known as Lucid Trustee Services Limited) as security agent for the Secured Parties (the "Security Agent")

BACKGROUND

(A)	The Original Lenders agreed to make available to the Borrower and Sea Genius a senior secured term loan facility of (originally) up to US$22,500,000.

(B)
Following the full prepayment of that part of the Loan applicable to the Released Ship, Sea Genius was released from its obligations under the Facility Agreement and the other Finance Documents to which it was a party.

(C)	The principal amount of the Loan outstanding as at the date of this Agreement is US$4,600,000 (the “Initial Outstanding Loan Amount”).

(D)
The Parties have agreed to amend and restate the Facility Agreement as set out in this Agreement, for the purposes of, inter alia, increasing the Facility by an amount of up to US$9,400,000 so that the aggregate amount of the loan facility to be made available under the Facility Agreement (as amended and restated by this Agreement) will be an amount equal to the lesser of (i) US$14,000,000 and (ii) 80 per cent. of the Initial Market Value (as defined below).

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Agreement in the form set out in the Appendix.

"Facility Agreement" means the facility agreement dated 15 July 2020 (as amended and supplemented by a deed of release, accession and amendment dated 1 July 2022) and made between, amongst others, (i) the Borrower, (ii) the Guarantor, (iii) the Lenders, (iv) the Facility Agent and (v) the Security Agent.

"Initial Market Value" means the Market Value of the Ship determined pursuant to the valuation(s) relative thereto referred to in Schedule 1 (Conditions Precedent) of this Agreement.

"Mortgage" means the first preferred Marshall Islands mortgage dated 17 July 2020 executed by the Borrower as owner in favour of the Security Agent in respect of the Ship.

"Mortgage Addendum" means an addendum to the Mortgage in agreed form.

"New Documents" means this Agreement, the Amended and Restated Facility Agreement, the Mortgage Addendum, the Second Priority Account Security and the Supplemental Security Documents.

"Party" means a party to this Agreement.

"Released Ship" means m.v. "GENIUSHIP" registered in the ownership of Sea Genius under the laws and flag of the Republic of the Marshall Islands at the time of the release referred to in Recital (B).

"Restatement Date" means the date on which the Facility Agent (acting on the instructions of the Majority Lenders) confirms that the conditions precedent as provided in Clause 2.1 (Conditions Precedent) have been satisfied or waived.

"Sea Genius" means Sea Genius Shipping Co., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands whose registered address is at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands.

"Second Priority Account Security" means the second priority Greek law account pledge in relation to the Earnings Account in agreed form.

"Ship" means m.v. "GLORIUSHIP" registered in the ownership of the Borrower under the laws and flag of the Republic of the Marshall Islands.

"Supplemental General Assignment" means the supplemental general assignment supplementing the General Assignment in agreed form.

"Supplemental Manager’s Undertaking" means the supplemental manager’s undertaking supplementing the Manager’s Undertaking executed by the Approved Commercial Manager, in agreed form.

"Supplemental Security Documents" means the Supplemental General Assignment, the Supplemental Manager’s Undertaking and the Supplemental Shares Security.

"Supplemental Shares Security" means the supplemental shares security supplementing the Shares Security in agreed form.

1.2	Defined expressions

Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any document being in "agreed form" are to that document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders)); or

(b)
in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 42.2 (all lender matters) of the Facility Agreement applies, all the Lenders.

1.5	Designation as a Finance Document

The Borrower and the Facility Agent designate this Agreement as a Finance Document.

1.6	Authorisation of Facility Agent

The Facility Agent confirms that it is authorised to execute this Agreement for an on behalf of each of the Lenders pursuant to clause 28.20 (majority lenders’ instructions) of the Facility Agreement.

1.7	Third party rights

(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

(b)
Subject to clause 42.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2	CONDITIONS PRECEDENT

2.1
Subject to Clause 2.5, the Restatement Date cannot occur unless the Facility Agent has received confirmation by the Lenders that they hold all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

2.2	The Lenders shall send to the Facility Agent all of the documents and other evidence listed in listed in Schedule 1 (Conditions Precedent) which it has received.

2.3
Once each Lender has confirmed to the Facility Agent in writing that it is satisfied as to the satisfaction of the conditions precedent referred to in listed in Schedule 1 (Conditions Precedent), the Facility Agent shall notify the Borrower promptly upon receipt of such confirmations.

2.4
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in Clause 2.3 above, the Finance Parties authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

2.5
If the Majority Lenders, at their discretion, permit for the Restatement Date to take place before certain of the conditions referred to in Schedule 1 (Conditions Precedent) are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Restatement Date (or such later date as the Facility Agent, acting on the instructions of the Majority Lenders, may agree in writing with the Borrower), which however, shall not be taken as a waiver of the Lenders’ right to require production of all the documents and evidence referred to in Schedule 1 (Conditions Precedent).

3	REPRESENTATIONS

3.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 17 (representations) of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addendum, the Second Priority Account Security and the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Agreement and on the Restatement Date.

3.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addendum, the Second Priority Account Security and the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Agreement and on the Restatement Date.

4	AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

4.1	Specific amendments to the Facility Agreement

With effect on and from the Restatement Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

4.2	Amendments to Finance Documents

With effect on and from the Restatement Date, each of the Finance Documents (other than the Facility Agreement and the Mortgage) shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of, and references throughout each such Finance Documents to the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to, respectively:

(i)	the Amended and Restated Facility Agreement; and

(ii)	such other Finance Documents as amended and supplemented by this Clause 4.2 (Amendments to Finance Documents);

(b)
the definition of, and references throughout each of the Finance Documents to, the Mortgage shall be construed as if the same referred to that Mortgage as amended and supplemented by the Mortgage Addendum;

(c)
by construing references throughout each such Finance Documents to "this Deed", "hereunder" and other like expressions as if the same referred to those Finance Documents as amended and/or supplemented by this Deed; and

(d)	all cross references to clauses in the Facility Agreement will be updated accordingly to reflect the relevant clauses in the Amended and Restated Facility Agreement.

4.3	Obligor Confirmation

On the Restatement Date, each Obligor:

(a)	confirms its acceptance of the Amended and Restated Facility Agreement;

(b)	agrees that it is bound as an Obligor (as defined in the Amended and Restated Facility Agreement);

(c)
confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated by this Agreement (and, in the case of the Mortgage, as amended and supplemented by the Mortgage Addendum);

(d)	(if it is the Guarantor) confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Amended and Restated Facility Agreement; and

(ii)
extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated or supplemented by this Agreement (and, in the case of the Mortgage, as amended and supplemented by the Mortgage Addendum).

4.4	Security confirmation

On the Restatement Date, each Obligor confirms that:

(a)
any Security created by it under the Finance Documents extends to the obligations of the relevant Transaction Obligors under the Finance Documents as amended and restated or supplemented by this Agreement and as may be further amended and supplemented from time to time, and in the case of the Mortgage as amended and supplemented by the Mortgage Addendum;

(b)
the obligations of the relevant Transaction Obligors under the Amended and Restated Facility Agreement and the other Finance Documents (as amended and supplemented by this Agreement and as may be further amended and supplemented from time to time and in the case of the Mortgage as amended and supplemented by the Mortgage Addendum) are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); and

(c)
the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents (as amended and supplemented by this Agreement and as may be further amended and supplemented from time to time and in the case of the Mortgage as amended and supplemented by the Mortgage Addendum).

4.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Restatement Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);

(b)	in the case of the other Finance Documents (other than the Mortgage, which is amended and supplemented by the Mortgage Addendum) as amended pursuant to Clause 4.2 (Amendments to Finance Documents);

(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;

(d)	the other Finance Documents and the applicable provisions of this Agreement will be read and construed as one document; and

(e)
except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.

5	FURTHER ASSURANCE

Clause 20.25 (further assurance) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

6	FEES

The Borrower shall pay on or before the Restatement Date:

(a)
to the Facility Agent (for the account of each Lender pro rata to their Commitments) a non-refundable deferred fee in the amount of $130,000, corresponding to 2 per cent. of the Maximum Tranche A Amount; and

(b)	to the Facility Agent (for its own account) a non-refundable amendment fee in the amount of $2,500.

7	COSTS AND EXPENSES

Clause 15.2 (amendment costs) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

8	NOTICES

Clause 36 (notices) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

9	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

11	ENFORCEMENT

11.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)
To the extent allowed by law, this Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

11.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Messrs Shoreside Agents Ltd, presently at 5 St Helen’s Place, London EC3A 6AB (T: +44 (0)20 3771 8869, M: + 44 (0) 7591 440086, Fax: +44 (0)20 3771 8870, attention: Andrew Johnson) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been duly executed by or on behalf of the parties hereto as a Deed and has, on the date stated at the beginning of this Agreement, been delivered as a Deed.

SCHEDULE 1

CONDITIONS PRECEDENT

1	Obligors

1.1	A copy of the constitutional documents of each Transaction Obligor.

1.2	A copy of a resolution of the board of directors of each Transaction Obligor:

(a)	approving the terms of, and the transactions contemplated by, the New Documents to which it is a party and resolving that it execute the New Documents to which it is a party;

(b)	authorising a specified person or persons to execute the New Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request) to be signed and/or despatched by it under, or in connection with, the New Documents to which it is a party.

1.3	An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the New Documents to which it is a party.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5
A copy of a resolution signed by the Guarantor as the holder of all the issued shares in the Borrower, approving the terms of, and the transactions contemplated by, the New Documents to which the Borrower is a party.

1.6
A copy of a certificate of each Obligor (signed by an officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments (as defined in the Amended and Restated Facility Agreement) would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7
A copy of a certificate of each Transaction Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.8
A copy of a certificate of an officer of each Transaction Obligor certifying that each copy document relating to it specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	New Documents and Security

2.1	A duly executed original of this Agreement.

2.2
A duly executed original of the Mortgage Addendum together with documentary evidence that the Mortgage Addendum has been duly registered as a valid addendum to the Mortgage in accordance with the laws of the jurisdiction of the Approved Flag of the Ship.

2.3	A duly executed original of each Supplemental Security Document (and of each document to be delivered under each of them).

2.4	A duly executed original of the Second Priority Account Security.

2.5
A duly executed original of the Manager’s Undertaking from each of the Approved Technical Manager and the Approved Crew Manager (as each of these terms is defined in the Amended and Restated Facility Agreement).

3	Legal opinions

Legal opinions of the legal advisers to the Facility Agent and the Security Agent in England, the jurisdiction of the Approved Flag of the Ship, the Republic of the Marshall Islands, Greece and such other relevant jurisdictions as the Facility Agent may require.

4	Other documents and evidence

4.1	Evidence that any process agent referred to in Clause 11.2 (Service of process) has accepted its appointment.

4.2
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by the New Documents or for the validity and enforceability of any Finance Document as amended, restated and/or supplemented by this Agreement.

4.3	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 6 (Fees) and Clause 7 (Costs and expenses) have been paid or will be paid by the Restatement Date.

4.4
Evidence that all interest accrued and outstanding on the Initial Outstanding Loan Amount  until the Utilisation Date of the Upsize Advance (as such term is defined in the Amended and Restated Facility Agreement) has been paid or will be paid by the Restatement Date.

4.5
Copies of each of the Technical Management Agreement, the Commercial Management Agreement and the Crew Management Agreement (as each of these terms is defined in the Amended and Restated Facility Agreement), each in form acceptable to the Facility Agent acting with the authorisation of all of the Lenders.

4.6
Copies of the Approved Technical Manager's Document of Compliance and of the Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires (acting on the instructions of the Majority Lenders)) and of any other documents required under the ISM Code and the ISPS Code in relation to the Ship including without limitation an ISSC.

4.7
A valuation or, as the case may be, valuations of the Ship stated to be for the purposes of the Facility Agreement and dated not earlier than 30 days prior to the Restatement Date as the Lenders will approve from an Approved Valuer to determine the Initial Market Value of the Ship.

EXECUTION PAGES

BORROWER

EXECUTED AS A DEED	)
by SEA GLORIUS SHIPPING CO.	)
acting by Stavros Gyftakis	)	/s/ Stavros Gyftakis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	)
Witness' name: Maria Kalothetou	)	/s/ Maria Kalothetou
Witness' address:	)	154 Vouliagmenis Avenue
16674 Glyfada, Greece

GUARANTOR

EXECUTED AS A DEED	)
by UNITED MARITIME CORPORATION	)
acting by Stavros Gyftakis	)	/s/ Stavros Gyftakis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	)
Witness' name: Maria Kalothetou	)	/s/ Maria Kalothetou
Witness' address:	)	154 Vouliagmenis Avenue
16674 Glyfada, Greece

FACILITY AGENT

EXECUTED AS A DEED	)
by KROLL AGENCY SERVICES LIMITED	)
(previously Lucid Agency	)
Services Limited))
acting by Eliza-Elisavet Makri	)	/s/ Eliza-Elisavet Makri
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	)
Witness' name: Orfeas Asimopoulos	)	/s/ Orfeas Asimopoulos
Witness' address:	)	ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS GREECE

SECURITY AGENT

EXECUTED AS A DEED	)
by KROLL TRUSTEE SERVICES LIMITED	)
(previously Lucid Trustee	)
Services Limited))
acting by Eliza-Elisavet Makri	)	/s/ Eliza-Elisavet Makri
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	)
Witness' name: Orfeas Asimakopoulos	)	/s/ Orfeas Asimakopoulos
Witness' address:	)	ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE 348 SYNGROU AVENUE 17674 KALLITHEA ATHENS GREECE

APPENDIX

FORM OF AMENDED AND RESTATED FACILITY AGREEMENT